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                                                                    Exhibit 99.3

FIRST AMERICAN FUNDS COMPLEX
RULE 17G-1 FIDELITY BOND FILING
AMOUNT OF SINGLE INSURED BOND FOR JOINT INSUREDS
PERIOD OF COVERAGE: JULY 1, 2007-JUNE 30, 2008

                                                          SINGLE INSURED
FUND                                                        BOND COVERAGE
----                                                      --------------
American Strategic Income Portfolio Inc.                       400,000
American Strategic Income Portfolio Inc. II                    600,000
American Strategic Income Portfolio Inc. III                   750,000
American Select Portfolio Inc.                                 525,000
First American Minnesota Municipal Income Fund II, Inc.        300,000
American Municipal Income Portfolio Inc.                       525,000
Minnesota Municipal Income Portfolio Inc.                      450,000
American Income Fund, Inc.                                     450,000
First American Investment Funds, Inc.                        2,500,000
First American Funds, Inc.                                   2,500,000
First American Strategy Funds, Inc.                            900,000
Mount Vernon Securities Lending Trust                        2,500,000